CONTINUING GUARANTY
                           AND SUBORDINATION AGREEMENT


     CONTINUING GUARANTY AND SUBORDINATION AGREEMENT dated as of July 31, 1997, made by AIR METHODS CORPORATION, a corporation organized and existing under the laws of the State of Delaware having its chief executive office and principal place of business at 7301 South Peoria Street, Englewood, Colorado 80112 (the "Guarantor") for the benefit of FINOVA CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of California, having an office at 115 West Century Road, Paramus, New Jersey 07652.

                               W I T N E S S E T H

     WHEREAS, pursuant to and in accordance with the Secured Loan Agreement dated as of July 31, 1997 (as at any time amended or supplemented, the "Loan Agreement") between Mercy Air Service, Inc., a corporation organized and existing under the laws of the State of California (the "Borrower") and the Lender, the Lender has agreed to make a loan (the "Loan") to the Borrower;

     WHEREAS, the Lender is only willing to make the Loan to the Borrower on the condition that the Lender receives the guaranty of the Guarantor;

     WHEREAS, the Guarantor owns 100% of the outstanding capital stock of the Borrower and the Guarantor otherwise has a financial interest in the Borrower;

     WHEREAS, in order to induce the Lender to make the Loan to the Borrower, the Guarantor desires to guaranty the Obligations (as defined below) of the Borrower.

     NOW, THEREFORE, for the premises and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS

     1.2 In this Agreement the following words and expressions, except where the context otherwise requires, shall have the following meanings:

     "EBITDA" for any period, with respect to the Guarantor, the sum of: (a)



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Net Income, PLUS (b) taxes on or measured by net income or gain for such period,
PLUS (c) Interest Expense PLUS (d) depreciation and other non-cash charges against income for such period MINUS (e) income or gain from extraordinary items for such period all determined on a consolidated basis for the Guarantor and its Subsidiaries.

     "EBITDA COVERAGE RATIO" the ratio of: (a) EBITDA for any given period to
(b) the sum of Interest Expense for such period and scheduled principal repayments for such period under the Loan Agreement and with respect to any other indebtedness of the Guarantor and its Subsidiaries.

     "INTANGIBLE ASSETS" at a particular date, all assets of the Guarantor and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP.

     "INTEREST EXPENSE" for any period, all interest on any indebtedness of the Guarantor and its Subsidiaries determined on a consolidated basis for such period.

     "LEVERAGE RATIO" the ratio of Total Liabilities to Tangible Net Worth.

     "NET INCOME" for any period, the consolidated net income (or deficit) of the guarantor and its Subsidiaries taken as a whole, determined in accordance with GAAP.

     "NET WORTH" at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

     "SUBSIDIARIES" as to the Guarantor, a corporation of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are at any time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, by the Guarantor.

     "TANGIBLE NET WORTH" at a particular date, the excess, if any, of Net Worth over Intangibles Assets as at such date.

     "TOTAL LIABILITIES" at a particular date, determined on a consolidated basis at such date in accordance with GAAP, all of the liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred,


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acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise of the Guarantor and its Subsidiaries.

     "Working Capital Facility" any working capital credit facility to which the Guarantor is a party during the Loan Term.

     1.2 Capitalized terms not defined in Section 1.1 or elsewhere in this Guaranty, shall have the meanings ascribed to such terms in the Loan Agreement.


     2. GUARANTY.

     2.1 The Guarantor does irrevocably and unconditionally guarantee to the
Lender: (a) the prompt payment when due, not merely the collection, of all amounts payable to the Lender pursuant to: (i) the Loan Agreement; and (ii) the other Loan Documents (as defined in the Loan Agreement) and (b) the performance by the Borrower of all other obligations of the Borrower set forth in the Loan Agreement and the Loan Documents (said obligations and indebtedness being sometimes hereinafter referred to in the aggregate as the "Obligations"). Without limitation, the Obligations shall include all reasonable attorneys' fees and expenses and the reasonable fees and expenses of expert witnesses incurred by the Lender in enforcing any such Obligation or this Guaranty.

     2.2 This Guaranty: (a) shall continue from the date of this Guaranty until the Obligations have been fully satisfied; (b) is a continuing, indivisible and cumulative Guaranty of each and every Obligation incurred by or owing from the Borrower to the Lender either at the date hereof or at any time hereafter during the term of this Guaranty however acquired and arising out of the Documents; and
(c) is a primary obligation of the Guarantor. No invalidity, irregularity or unenforceability of all or any part of the Obligations hereby guaranteed shall affect, impair or be a defense to this Guaranty. The liability of Guarantor hereunder shall be absolute and unconditional and shall not be reduced by reason, of any defense, set-off, recoupment or counterclaim of Borrower.

     2.3 Nothing contained in this Guaranty shall require that the Lender actually make the Loan to the Borrower.



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     3. RECOVERED PAYMENTS.

     If a claim is ever made by a creditor, custodian, trustee, assignee, debtor-in-possession or receiver of the Borrower (or by or on behalf of the Borrower) in an insolvency proceeding or otherwise, upon the Lender for repayment or recovery of any property or any amounts received by the Lender from Borrower in payment or on account of any Obligations and the Lender returns any such property or repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property or (b) any settlement or compromise of any such claim effected by the Lender with any such claimant (including the Borrower) then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any cancellation of any Loan Document or other instrument evidencing any Obligations of the Borrower or any revocation or termination of this Guaranty, and the Guarantor shall be and remain liable to the Lender hereunder for the value of such property returned (valued as of the date on which the Lender obtained repossession thereof) or amount so repaid or recovered to the same extent as if such property or amount had never originally been received by the Lender. The cause of action in favor of the Lender under this paragraph shall accrue as of the date the Lender makes the payment or returns the property contemplated hereunder, and shall survive any prior termination or revocation of this Guaranty.

     4. NO RELEASE OF GUARANTOR.

     Without notice to or the consent of the Guarantor and without reducing, limiting or terminating the liability of the Guarantor hereunder, the Lender, to the extent permitted under the Loan Documents, (a) may amend, modify or supplement the Loan Documents in accordance with the terms thereof; (b) may renew, increase, extend or modify any such Obligations of the Borrower; (c) may accept partial payment thereon, or settle, release, compound, compromise or change the terms of payment of any principal and/or interest; (d) may collect on or otherwise liquidate any claims held by the Lender in such manner as the Lender may deem advisable; or (e) may extend or accelerate the times of payment, renew any such Obligations, or enter into any other compromises, adjustments or grant any indulgences to the Borrower.

     5. WAIVERS.

     The Guarantor hereby waives: (a) notice of acceptance of this Guaranty and of any Obligations of Borrower to which it may apply and of any other notice to which


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the Guarantor might otherwise be entitled; (b) notice of default by the Borrower with respect to any Obligation guaranteed hereby; (c) any demand for payment under this Guaranty; (d) the right to trial by jury as to any claim arising out of or in connection with this Guaranty, and (e) all rights to be subrogated to the Lender or any other party in regard to any amounts paid by the Guarantor hereunder.

     6. METHOD OF PAYMENT.

     All amounts to be paid by the Guarantor hereunder shall be paid in immediately available U.S. Dollars in favor of the Lender with such bank as the Lender may designate in writing.

     7. REPRESENTATIONS AND WARRANTIES.

     The Guarantor hereby represents and warrants to the Lender as of the date hereof:

     (a) the Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and maintains its principal place of business and its chief executive office at 7301 South Peoria Street, Englewood, Colorado 80112;

     (b) the Guarantor has full power to carry on its business as it is now being conducted and to enter into, legally bind itself by, and perform its obligations under this Guaranty, and has complied with all material statutory and other requirements relative to the business carried on by it; it is duly qualified and in good standing in all of the jurisdictions in which the character of the properties owned or leased by it or the business transacted by it makes such qualification necessary and where the failure to so qualify would preclude it from being able to fulfill its obligations with respect to this Guaranty;

     (c) all necessary consents, resolutions and authorizations for the Guarantor to enter into this Guaranty have been obtained, and no further consents or authorizations are necessary for the performance by the Guarantor of all its obligations pursuant to the provisions of all of the Loan Documents to which it is a party; and

     (d) the execution and delivery of, and the performance of the provisions of, this Guaranty do not and will contravene or violate in any material respect its Certificate of Incorporation or by-laws or any applicable law, regulation, decree, order,


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license or permit or result in a default under any contractual or other restriction now existing and binding on the Guarantor or on any of its properties or result in the creation of any Lien on any of such properties.

     (e) this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights in general;

     (f) the Guarantor has given to the Lender financial statements and tax returns of the Guarantor and said statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly and accurately the financial condition of the Guarantor as of said date and as of the Closing Date (as defined in the Loan Agreement) there has been no material, adverse change in the Guarantor's financial condition since the date of such financial statements and tax returns;

     (g) no written information given by or made by the Guarantor in relation to this Guaranty or in connection with the Loan Documents or in any financial or other statement given by the Borrower or the Guarantor pursuant hereto or pursuant to any transaction contemplated hereby contains any material misstatement of material fact or omits to state any fact which would be materially adverse to the interests of the Lender or which would be necessary to make any statement or representation or warranty contained herein or therein not materially misleading;

     (h) on the date of this Guaranty, assuming the Lender has fulfilled its obligations hereunder, the Guarantor has no defense, offset or counterclaim to any action that may be instituted on this Guaranty;

     (i) there are no outstanding judgments against the Guarantor and to the Guarantor's best knowledge, no action, claim, suit or proceeding is pending or threatened against or affecting the Guarantor or any of the Guarantor's properties before any court, board of arbitration or administrative agency which could or might result in the inability of the Guarantor to perform any obligation hereunder or result in any material adverse change in the financial condition of the Guarantor;

     (j) the Guarantor is not (I) in default under any agreement to which the Guarantor is a party or by which the Guarantor or any of its property is bound, and (II) in default of any kind in respect of any financial commitment or obligation


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(including obligations under guarantees) which in either of the cases described in the preceding clauses (I) and (II) could have a material adverse effect on the ability of the Guarantor to perform the Guarantor's obligations under this Guaranty;

     (k) the Guarantor has made an independent investigation of all matters which are in any manner relevant to this Guaranty, the Borrower, and the Obligations;

     (l) no representations have been made by the Lender to the Guarantor concerning the Aircraft or any of the transactions relative thereto, or any other matter except as expressly set forth herein and no representations have been relied upon by the Guarantor in entering into this Guaranty; and

     (m) the Guarantor is the owner of 100% of the outstanding capital stock of the Borrower.

     8. UNDERTAKINGS AND COVENANTS.

     8.1 The Guarantor shall provide to the Lender:

     (a) as soon as available, but in any event within 60 days after the close of each of the first three (3) quarters of each fiscal year of the Guarantor:

          (i) a consolidated balance sheet of the Guarantor as at the end of such quarter setting forth in comparative form the figures for the end of the corresponding period of the preceding fiscal year; and

          (ii) consolidated statements of income, cash flow and stockholders' equity of the Guarantor for such quarterly period, setting forth in comparative form in each case the amount for the corresponding period of the preceding year; and

     (b) as soon as available and in any event within 90 days after the close of each fiscal year of the Guarantor:

          (i) a consolidated balance sheet of the Guarantor as of the end of such fiscal year setting forth in comparative form the figures for the end of the preceding fiscal year; and


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          (ii) a consolidated statements of income, cash flow and stockholders'
     equity of the Guarantor for such fiscal year setting forth in each case in comparative form the corresponding figures for the preceding year.

The financial statements referred to in clause (b) above shall be audited by certified public accountants acceptable to the Lender. The financial statements referred to in clauses (a) and (b) above: (I) shall be prepared in accordance with GAAP and (II) shall be accompanied by a certificate executed by the chief financial officer of the Guarantor certifying that the Guarantor and the Borrower have complied with all covenants contained in the Loan Documents and that no Events of Default have occurred and are continuing.

     8.2 The Guarantor shall provide to the Lender:

     (a) copies of all documents filed by the Guarantor with the SEC, within three (3) Banking Days of such filing;

     (b) a copy of the Guarantor's federal income tax return on IRS Form 1040 within three (3) Banking Days of the filing thereof with the Internal Revenue Service; and

     (c) any further information as the Lender may from time to time reasonably deem necessary to assess the financial condition of the Guarantor.

     8.3 The Guarantor shall, promptly upon request, provide the Lender and its accountants, attorneys and agents reasonable access to the Guarantor's books and records and a reasonable opportunity to make copies and to take extracts therefrom. If any such information is stored on any disk, tape or other medium for the storage of electronic data, then, at the Lender's request, the Guarantor shall cause a printout to be made therefrom; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Lender shall not exercise its rights under this Section 8.3 more frequently than on a quarterly basis.

     8.4 The Guarantor shall: (a) take all actions reasonably requested by the Lender to insure that this agreement will at all times be the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms and (b) promptly notify the Lender if the Guarantor changes its address.



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     8.5 The Guarantor shall at all times during the Loan Term own 100% of the outstanding capital stock of the Borrower.

     8.6 Throughout the Loan Term,

     (a) The Guarantor shall not permit the Leverage Ratio to be less than the lesser of: (i) 3.30 to 1 or (ii) the existing Leverage Ratio under any Working Capital Facility;

     (b) The Guarantor shall not permit the EBITDA Coverage Ratio to be less than 1.0 calculated on a rolling four quarter basis.

     8.7 During the Loan Term, the Guarantor shall not: (a) enter into any merger, reorganization or consolidation (other than a merger, reorganization or consolidation in which the Guarantor is the surviving corporation); (b) wind up, liquidate or dissolve or (c) agree to do any of the foregoing.

     9. SUBORDINATION

     All rights that the Guarantor may at any time have against Borrower, or any collateral securing the Obligation (including rights of subrogation, exoneration, reimbursement and contribution) and all obligations that Borrower may at any time have to Guarantor, arising by virtue of Guarantor's obligations under this Guaranty or any payment or performance made or completed pursuant to the terms hereof are expressly subordinated to the prior payment, observance and performance in full of the Obligations. The Guarantor shall not enforce any of the rights, or attempt to obtain payment or performance of any of the obligations, subordinated pursuant to this Section 9, until the Obligations have been paid, observed and performed in full, except that such prohibition shall not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights. If any amount shall be paid to or recovered by the Guarantor (whether directly or by way of setoff, recoupment or counterclaim) on account of any right or obligation subordinated pursuant to this Section 9, such amount shall be held in trust by the Guarantor for the benefit of the Lender, not commingled with any of the Guarantor's other funds and forthwith paid over to the Lender, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for, the Obligations and the obligations of the Guarantor under this Guaranty.




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     10. RIGHTS OF THE LENDER.

     10.1 In any right of action which shall accrue to the Lender by reason of this Guaranty, the Lender at its election may proceed: (a) against the Guarantor together with the Borrower, (b) against the Guarantor and Borrower separately or
(c) against the Guarantor, only, without having first commenced any action or having obtained any judgment against Borrower. No failure to perfect or enforce any rights in and to any collateral which has been or may be furnished to secure any Obligation or this Guaranty shall be a defense hereunder. No alleged failure by the Lender to dispose of or otherwise deal with the Aircraft in a commercially reasonable manner or otherwise shall terminate the Guarantor's obligations hereunder.

     10.2 No exercise, delay in exercising or omission to exercise any of the rights, powers, and remedies of the Lender shall be deemed a waiver thereof, and every such right, power and remedy may be exercised subsequently or repeatedly.

     11. ASSIGNMENT.

     The Lender may assign any and all of its rights with respect to the Borrower or the Guarantor including, but not limited to, the right to receive payment of any Obligation to third parties from time to time and the Guarantor hereby consents to any such assignment, and waives notice thereof.

     12. EXPENSES.

     In the event that the Lender retains counsel and/or expert witnesses in connection with any effort to enforce this Guaranty, or if the Lender brings any action or suit in any court of record to enforce any or all liabilities of the Guarantor hereunder, the Guarantor shall be liable for and shall reimburse the Lender for any and all fees and disbursements of counsel and expert witnesses retained by the Lender. Service of process in any such action or suit may be made upon the Guarantor by mailing a copy of the summons and other court papers to the Guarantor at the address set forth in the preamble hereof or to any other address specified by the Guarantor in writing to the Lender prior to default hereunder, and sent by certified mail, return receipt requested.




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     13. MODIFICATIONS AND AMENDMENTS.

     This Guaranty is and shall be binding upon the Guarantor and their successors and assigns and cannot be modified, nor may any provision hereof be waived, orally. No waiver of any of the Lender's rights hereunder and no modification or amendment of any provision of this Guaranty shall be made or discharged except by a written instrument signed by an authorized representative of the Lender and the Guarantor.

     14. GOVERNING LAW.

     THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE IN AND SHALL BE GOVERNED AND INTERPRETED BY THE LAWS OF THE STATE OF ARIZONA WITH RESPECT TO AGREEMENTS MADE BY RESIDENTS OF SUCH STATE TO BE WHOLLY PERFORMED THEREIN, AND THE RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THAT THE LAW OF SOME OTHER JURISDICTION MAY BE MANDATORILY APPLICABLE TO PROCEEDINGS TAKEN FOR THE ENFORCEMENT OF THE RIGHTS OF THE LENDER HEREUNDER; PROVIDED, HOWEVER, THAT ANY REMEDIES HEREIN PROVIDED WHICH SHALL BE VALID UNDER THE LAWS OF THE JURISDICTION WHERE PROCEEDINGS FOR THE ENFORCEMENT HEREOF SHALL BE TAKEN SHALL NOT BE AFFECTED BY ANY INVALIDITY THEREOF UNDER THE LAWS OF THE STATE OF ARIZONA. If any provision of this Guaranty or of any other agreement between the parties hereto shall be held invalid or inapplicable to any circumstance or in any jurisdiction, such invalidity or inapplicability shall not affect any other provision hereof or of any other agreement between the parties hereto which can be given effect without regard to the invalid provision, nor to the same provision to the extent valid or enforceable in any other jurisdiction, nor shall any such inapplicability to any circumstance affect the applicability of such terms to any other or different or subsequent circumstance, all of such terms, conditions or provisions are deemed severable. In construing any provision of this Guaranty, no account shall be taken of the identity of the party who prepared this Guaranty and no presumption shall arise as a result thereof.



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     15. JURISDICTION.

     The Guarantor and the Lender hereby agree that all actions or proceedings initiated by the Guarantor and arising directly or indirectly out of this Guaranty shall be litigated exclusively in either the Superior Court of Arizona, Mariposa County or the United States District Court for the District of Arizona (the "Arizona Courts") and that any action or proceeding initiated by the Lender and arising directly or indirectly out of this Guaranty may be litigated in the Arizona Courts or in any jurisdiction in which the Guarantor or any of its assets are located, in the Lender's discretion. The Guarantor and the Lender hereby expressly submit and consent in advance to the jurisdiction and venue in any action or proceeding commenced by the Lender or the Guarantor in any of the Arizona Courts, agree that jurisdiction and venue is proper in the Arizona Courts, and hereby waive personal service of the summons and complaint, or other process or papers issued therein, and agree that such service of the summons and complaint may be made by registered mail, return receipt requested, addressed to the Guarantor or the Lender at their respective addresses set forth in the preamble hereof. The Guarantor and the Lender waive any claim that Phoenix, Arizona or the District of Arizona is an inconvenient forum or an improper forum based on lack of venue. Should the Guarantor, after being so served, fail to appear or answer any summons, complaint, process or paper so served within 30 days after the mailing thereof, the Guarantor and the Lender acknowledges that as a result thereof, an order and/or judgment may be entered by the Lender or the Guarantor against the other as demanded or pleaded for in such summons, complaint, process or papers. The choice of forum set forth herein shall not be deemed to preclude the enforcement by the Lender or the Guarantor of any judgment in any other appropriate jurisdiction.

     16. ENTIRE AGREEMENT.

     This Guaranty contains the entire and only agreement between the Guarantor and the Lender with respect to the guaranty of any Obligations of the Borrower and any representation, promise, condition or understanding in connection therewith which is not expressed in this Guaranty shall not be binding on the Lender or upon the Guarantor. All prior understandings and agreements concerning this Guaranty, have been superseded by and are fully set forth herein.




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     17. COUNTERPARTS.

     This Guaranty may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Guaranty.

     18. DELIVERY.

     This Guaranty is intended to and shall be deemed to be delivered by the Guarantor to the Lender and accepted by the Lender in Arizona.


     19. HEADINGS.

     Captions and paragraph headings used herein are for convenience only and are not part of this Guaranty and shall not be used in construing it.


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     IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the day and year first above written.


                GUARANTOR:               AIR METHODS CORPORATION


                                         By:  /s/ Aaron D. Todd
                                            ------------------------------------
                                         Name:  Aaron D. Todd
                                         Title: CFO


                LENDER:
                                         FINOVA CAPITAL CORPORATION


                                         By:  /s/ Pamela Marchant
                                            ------------------------------------
                                         Name:  Pamela Marchant
                                         Title: Vice President


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